November 29, 1995



Watts Industries, Inc.
815 Chestnut Street
North Andover, MA  01845

          Re:  Watts Industries, Inc. Management Stock
          Purchase Plan

Ladies and Gentlemen:

     This opinion is furnished in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Act"), of 1,000,000 shares (the "Shares") of Class A Common Stock, par value $.10 per share (the "Class A Common Stock"), of Watts Industries, Inc. (the "Company") which may be issued pursuant to restricted stock units granted under the Company's Management Stock Purchase Plan (the "Plan").

     We have acted as counsel to the Company in connection with the registration of the Shares under the Act. We have examined the Restated Certificate of Incorporation, as amended, and the Amended and Restated By-laws of the Company; such records of the corporate proceedings of the Company as we deemed necessary; a registration statement on Form S-8 under the Act relating to the Shares (the "Registration Statement"); and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion. We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original form, and the legal competence of each individual executing a document.

     We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America, the Commonwealth of Massachusetts and the corporate laws of the State of Delaware.

     Based upon the foregoing, we are of the opinion that upon the issuance and delivery of, and payment for, the Shares in accordance with the terms of the Registration
Statement, the Plan and the Bonus Deferral and RSU
Subscription Agreements entered into pursuant to the Plan, the Shares will be legally issued, fully paid and non-assessable shares of the Company's Class A Common Stock.

      The foregoing opinion assumes that all requisite steps will be taken to comply with the requirements of the Act and applicable requirements of state laws regulating the offer and sale of securities. The foregoing opinion further assumes that the purchase price paid for the Shares will be in excess of the par value thereof.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,

                                    /s/  Goodwin, Procter & Hoar

                                   GOODWIN, PROCTER & HOAR


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